EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS SECOND QUARTER 2024 RESULTS
–Increased AFFO Per Share by 2% While Reducing Outstanding Debt By $251 Million, Improving Net Debt to Adjusted EBITDA from 8.4x to 8.1x
–Closed Plus Disposition Pipeline of $728 Million at a Cash Cap Rate of 7.3%
–$356 Million Disposition Pipeline Will Further Reduce Outstanding Debt
–Addressed All 2024 Debt Maturities, No Debt Maturities Through July 2025
–Raised 2024 Closed Disposition Guidance to $650 Million to $800 Million From $400 Million to $600 Million

New York, August 6, 2024 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), an internally managed real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically located commercial real estate properties, announced today its financial and operating results for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•Revenue was $203.3 million compared to $206.0 million in first quarter 2024, primarily as a result of disposed assets during the second quarter
•Net loss attributable to common stockholders was $46.6 million, compared to net loss of $34.7 million in first quarter 2024
•Core Funds from Operations (“Core FFO”) was $50.9 million compared to $56.6 million in first quarter 2024
•Adjusted Funds from Operations (“AFFO”) increased 2% to $76.7 million, from $75.0 million in first quarter 2024
•AFFO per diluted share grew 2% to $0.33 in second quarter 20241
•Closed plus disposition pipeline of $728.0 million2 at a cash cap rate of 7.3% on occupied assets and a weighted average remaining lease term of 5.3 years; includes $180.0 million of vacant closed plus pipeline dispositions that are expected to reduce annualized operating expenses by over $3.0 million per year
•Debt reduction of $251 million in the quarter, improving Net Debt to Adjusted EBITDA to 8.1x while simultaneously increasing AFFO per share; plan to use the net proceeds from $356.5 million disposition pipeline to further reduce leverage
•Addressed 100% of the outstanding debt that was set to mature in 2024; no debt maturities through July 2025
•Recognized 99% of the anticipated $75.0 million in cost synergies from the Merger and Internalization; remaining balance expected to be realized in Q3 2024 as initially projected
•Improved percentage of debt that is fixed-rate to 90%, an increase from 84% in the first quarter of 2024; pro-active cost-cutting measures reduced weighted average interest rate to 4.7%
•1.4 million square feet of leasing activity across the portfolio, resulting in over $17.0 million of new straight-line rent
•Renewal leasing spread of 4.3% with a weighted average lease term of 8.5 years; new leases completed in the quarter had a weighted average lease term of 8.3 years
•Weighted average annual rent increase of 1.3% provides organic rental growth, which excludes 14.3% of the portfolio with CPI-linked leases that have historically experienced significantly higher rental increase
•Sector-leading 59% of annualized straight-line rent comes from investment-grade or implied investment-grade tenants3
•Achieved a significant reduction in income tax expense in Q2 2024, driven by the continued benefits from the successful European tax restructure and a $3.8 million tax benefit recognized in the quarter

“During the second quarter, GNL made significant strides in achieving the business objectives we established at the beginning of the year,” stated Michael Weil, CEO of GNL. “We are particularly pleased with our progress in executing our disposition strategy to sell non-core assets, exceeding our initial guidance range while simultaneously growing AFFO per share by 2% and reducing outstanding debt by $251 million. These are critical drivers in our efforts to enhance long-term shareholder value and close the gap between the value of our real estate and our stock price. The second quarter was also marked by robust leasing activity and proactive balance sheet management, with no debt set to mature through July 2025. We remain committed to reducing our leverage, improving our cost of capital and positioning the Company for sustainable growth in the future.”

Full Year 2024 Guidance Update4
•GNL raised its initial disposition guidance range of closed dispositions in 2024 to $650 million to $800 million from $400 million to $600 million.
•GNL reaffirms its 2024 AFFO per share guidance range of $1.30 to $1.40 and a net debt to Adjusted EBITDA range of 7.4x to 7.8x.

Summary of Results

	Three Months Ended June 30,	Three Months Ended March 31,
(In thousands, except per share data)	2024	2024
Revenue from tenants	$203,286	$206,045

Net loss attributable to common stockholders	$(46,600)	$(34,687)
Net loss per diluted common share	$(0.20)	$(0.15)

NAREIT defined FFO attributable to common stockholders	$36,193	$55,773
NAREIT defined FFO per diluted common share	$0.16	$0.24

Core FFO attributable to common stockholders	$50,855	$56,592
Core FFO per diluted common share	$0.22	$0.25

AFFO attributable to common stockholders	$76,692	$74,964
AFFO per diluted common share	$0.33	$0.33

Property Portfolio

As of June 30, 2024, the Company’s portfolio of 1,242 net lease properties is located in eleven countries and territories, and is comprised of 64.3 million rentable square feet. The Company operates in four reportable segments, consistent with its current management internal financial reporting purposes: (1) Industrial & Distribution, (2) Multi-Tenant Retail, (3) Single-Tenant Retail and (4) Office. The real estate portfolio metrics include:

•94% leased with a remaining weighted-average lease term of 6.5 years5
•79% of the portfolio contains contractual rent increases based on annualized straight-line rent
•59% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants
•80% U.S. and Canada, 20% Europe (based on annualized straight-line rent)
•31% Industrial & Distribution, 28% Multi-Tenant Retail, 21% Single-Tenant Retail and 20% Office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources6

As of June 30, 2024, the Company had liquidity of $220.3 million and $214.0 million of capacity under the Company’s revolving credit facility. The Company had net debt of $5.0 billion7, including $2.4 billion of mortgage debt. The Company successfully managed to reduce its outstanding debt balance by $251.0 million from Q1 2024.

As of June 30, 2024, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 90% compared to 84% as of March 30, 2024. The Company’s total combined debt had a weighted average interest rate of 4.7% resulting in an interest coverage ratio of 2.4 times8. Weighted-average debt maturity was 3.3 years as of both June 30, 2024 and March 31, 2024.

Footnotes/Definitions

1 While we consider AFFO a useful indicator of our performance, we do not consider AFFO as an alternative to net income (loss) or as a measure of liquidity. Furthermore, other REITs may define AFFO differently than we do. Projected AFFO per share data included in this release is for informational purposes only and should not be relied upon as indicative of future dividends or as a measure of future liquidity. AFFO for the fourth quarter also contains a number of adjustments for items that the Company believes were non-recurring, one-time items including adjustments for items that were settled in cash such as merger and proxy related expenses.
2 Closed plus disposition pipeline of $728.0 million as of August 1, 2024. Includes $548.0 million of closed plus pipeline occupied dispositions at a cash cap rate of 7.3% and $180.0 million of vacant closed plus pipeline dispositions that is expected to reduce annualized operating expenses by over $3.0 million. The properties included in our disposition pipeline for such purposes include those for which we have entered into purchase and sale agreements (“PSAs”) or non-binding letters of intents (“LOIs”). There can be no assurance that the transactions contemplated by such PSAs or LOIs will be completed on the terms contemplated, if at all.
3 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant or a guarantor. Ratings information is as of June 30, 2024. Comprised of 31.9% leased to tenants with an actual investment grade rating and 26.9% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of June 30, 2024.
4 We do not provide guidance on net income. We only provide guidance on AFFO per share and our Net Debt to Adjusted EBITDA ratio and do not provide reconciliations of this forward-looking non-GAAP guidance to net income per share or our debt to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance. Examples of such items include impairment of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions and other non-recurring expenses.
5 Weighted-average remaining lease term in years is based on square feet as of June 30, 2024.
6 During the three months ended June 30, 2024, the Company did not sell any shares of Common Stock or Series B Preferred Stock through its Common Stock or Series B Preferred Stock "at-the-market" programs.
7 Comprised of the principal amount of GNL's outstanding debt totaling $5.1 billion less cash and cash equivalents totaling $122.2 million, as of June 30, 2024.
8 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

Conference Call
GNL will host a webcast and conference call on August 7, 2024 at 11:00 a.m. ET to discuss its financial and operating results.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software.
Dial-in instructions for the conference call and the replay are outlined below.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com

Or dial in below:
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13745187
*Available from 2:00 p.m. ET on August 7, 2024 through November 7, 2024.

Supplemental Schedules
The Company will furnish supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (332) 265-2020

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30, 2024	December 31, 2023
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$1,352,946	$1,430,607
Buildings, fixtures and improvements	5,631,557	5,842,314
Construction in progress	6,913	23,242
Acquired intangible lease assets	1,215,530	1,359,981
Total real estate investments, at cost	8,206,946	8,656,144
Less accumulated depreciation and amortization	(1,128,555)	(1,083,824)
Total real estate investments, net	7,078,391	7,572,320
Assets held for sale	4,254	3,188
Cash and cash equivalents	122,181	121,566
Restricted cash	50,312	40,833
Derivative assets, at fair value	11,342	10,615
Unbilled straight-line rent	92,443	84,254
Operating lease right-of-use asset	76,743	77,008
Prepaid expenses and other assets	109,631	121,997
Deferred tax assets	4,786	4,808
Goodwill	50,020	46,976
Deferred financing costs, net	12,610	15,412
Total Assets	$7,612,713	$8,098,977

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,268,801	$2,517,868
Revolving credit facility	1,735,603	1,744,182
Senior notes, net	895,830	886,045
Acquired intangible lease liabilities, net	89,401	95,810
Derivative liabilities, at fair value	1,557	5,145
Accounts payable and accrued expenses	85,753	99,014
Operating lease liability	49,575	48,369
Prepaid rent	45,722	46,213
Deferred tax liability	5,626	6,009
Dividends payable	11,581	11,173
Total Liabilities	5,189,449	5,459,828
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,638	3,639
Additional paid-in capital	4,353,095	4,350,112
Accumulated other comprehensive loss	(6,833)	(14,096)
Accumulated deficit	(1,929,107)	(1,702,143)
Total Stockholders' Equity	2,421,033	2,637,752
Non-controlling interest	2,231	1,397
Total Equity	2,423,264	2,639,149
Total Liabilities and Equity	$7,612,713	$8,098,977

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,	Three Months Ended March 31,
	2024	2024
Revenue from tenants	$203,286	$206,045

Expenses:
Property operating	35,533	37,830
Impairment charges	27,402	4,327
Merger, transaction and other costs	1,572	761
General and administrative	15,196	16,177
Equity-based compensation	2,340	1,973
Depreciation and amortization	89,493	92,000
Total expenses	171,536	153,068
Operating income before gain on dispositions of real estate investments	31,750	52,977
Gain on dispositions of real estate investments	34,102	5,867
Operating income	65,852	58,844
Other income (expense):
Interest expense	(89,815)	(82,753)
Loss on extinguishment of debt	(13,090)	(58)
Gain on derivative instruments	530	1,588
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	300	1,032
Other income (expense)	309	(16)
Total other expense, net	(101,766)	(80,207)
Net loss before income taxes	(35,914)	(21,363)
Income tax benefit (expense)	250	(2,388)
Net loss	(35,664)	(23,751)
Preferred stock dividends	(10,936)	(10,936)
Net loss attributable to common stockholders	$(46,600)	$(34,687)

Basic and Diluted Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.20)	$(0.15)

Weighted average shares outstanding — Basic and Diluted	230,381	230,320

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,	Three Months Ended March 31,
	2024	2024
Adjusted EBITDA
Net loss	$(35,664)	$(23,751)
Depreciation and amortization	89,493	92,000
Interest expense	89,815	82,753
Income tax expense	(250)	2,388
Impairment charges	27,402	4,327
Equity-based compensation	2,340	1,973
Merger, transaction and other costs [1]	1,572	761
Gain on dispositions of real estate investments	(34,102)	(5,867)
Gain on derivative instruments	(530)	(1,588)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(300)	(1,032)
Loss on extinguishment of debt	13,090	58
Other (income) expense	(309)	16
Expenses attributable to European tax restructuring [2]	16	469
Transition costs related to the Merger and Internalization [3]	995	2,826
Adjusted EBITDA	153,568	155,333

Net operating income (NOI)
General and administrative	15,196	16,177
Expenses attributable to European tax restructuring [2]	(16)	(469)
Transition costs related to the Merger and Internalization [3]	(995)	(2,826)
NOI	167,753	168,215
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,901	2,225
Straight-line rent	(5,349)	(4,562)
Cash NOI	$164,305	$165,878

Cash Paid for Interest:
Interest Expense	$89,815	$82,753
Non-cash portion of interest expense	(2,580)	(2,394)
Amortization of discounts on mortgages and senior notes	(24,080)	(15,338)
Total cash paid for interest	$63,155	$65,021
_____________
[1] For the three months ended June 30, 2024 and March 31, 2024, these costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2] Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[3] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended June 30,	Three Months Ended March 31,
	2024	2024
Net loss attributable to stockholders (in accordance with GAAP)	$(46,600)	$(34,687)
Impairment charges	27,402	4,327
Depreciation and amortization	89,493	92,000
Gain on dispositions of real estate investments	(34,102)	(5,867)
FFO (defined by NAREIT)	36,193	55,773
Merger, transaction and other costs [1]	1,572	761
Loss on extinguishment of debt	13,090	58
Core FFO attributable to common stockholders	50,855	56,592
Non-cash equity-based compensation	2,340	1,973
Non-cash portion of interest expense	2,580	2,394
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,901	2,225
Straight-line rent	(5,349)	(4,562)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(300)	(1,032)
Eliminate unrealized gains on foreign currency transactions [2]	(230)	(1,259)
Amortization of discounts on mortgages and senior notes	24,080	15,338
Expenses attributable to European tax restructuring [3]	16	469
Transition costs related to the Merger and Internalization [4]	995	2,826
Forfeited disposition deposit [5]	(196)	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$76,692	$74,964
__________
[1] For the three months ended June 30, 2024 and March 31, 2024, these costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2024, gain on derivative instruments was $0.5 million, which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million. For the three months ended March 31, 2024, gain on derivative instruments was $1.6 million, which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million.
[3] Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[4] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[5] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

The following table provides operating financial information for the Company’s four reportable segments:

	Three Months Ended June 30,	Three Months Ended March 31,
(In thousands)	2024	2024
Industrial & Distribution:
Revenue from tenants	$61,436	$61,994
Property operating expense	4,952	4,679
Net Operating Income	$56,484	$57,315

Multi-Tenant Retail:
Revenue from tenants	$66,966	$66,803
Property operating expense	22,562	22,906
Net Operating Income	$44,404	$43,897

Single-Tenant Retail:
Revenue from tenants	$38,948	$40,786
Property operating expense	3,776	4,770
Net Operating Income	$35,172	$36,016

Office:
Revenue from tenants	$35,936	$36,462
Property operating expense	4,243	5,475
Net Operating Income	$31,693	$30,987

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for our 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.